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                                                                    EXHIBIT 5.1

                [LETTERHEAD OF SHARTSIS, FRIESE & GINSBURG LLP]

                                 July 1, 1997

Lam Research Corporation
4650 Cushing Parkway
Fremont, California 94538

  Re: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

  You have requested our opinion with respect to certain matters in connection with the filing by Lam Research Corporation (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 9,000,000 shares of the Company's Common Stock (the "Shares"), with a par value of $0.001, pursuant to the Agreement and Plan of Merger (the "Agreement") by and among the Company, Omega Acquisition Corporation and OnTrak Systems, Inc.

  In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

  On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in the manner referred to in the Agreement and the Registration Statement, and in accordance with resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid, and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing in the Registration Statement.

                                          Very truly yours,

                                          SHARTSIS, FRIESE & GINSBURG LLP

                                          Carolyn R. Klasco